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                                                                   EXHIBIT 11.01

                    PORTOLA PACKAGING, INC. AND SUBSIDIARIES

                 COMPUTATION OF NET INCOME (LOSS) PER SHARE (1)
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                                                  THREE MONTHS ENDED
                                                                    YEAR ENDED AUGUST 31,            NOVEMBER 30,
                                                               --------------------------------  ---------------------
                                                                 1994       1995        1996       1995        1996
                                                               ---------  ---------  ----------  ---------  ----------
Weighted average common shares outstanding for the period....     11,087     11,393      11,800     12,077      11,813
                                                               ---------  ---------  ----------  ---------  ----------
Shares used in per share calculation.........................     11,087     11,393      11,800     12,077      11,813
                                                               ---------  ---------  ----------  ---------  ----------
                                                               ---------  ---------  ----------  ---------  ----------
Income (loss) before extraordinary items and cumulative
  effect of change in accounting principle...................  $   1,100  $     140  $   (8,177) $     796  $     (926)
Less the increase in the put value of warrants...............       (455)      (610)       (895)      (206)       (256)
                                                               ---------  ---------  ----------  ---------  ----------
Income (loss) before extraordinary item......................  $     645  $    (470) $   (9,072) $     590  $   (1,182)
                                                               ---------  ---------  ----------  ---------  ----------
                                                               ---------  ---------  ----------  ---------  ----------
Cumulative effect of change in accounting principle..........  $      85                         $   1,265
                                                               ---------  ---------  ----------  ---------  ----------
                                                               ---------  ---------  ----------  ---------  ----------
Net income (loss)............................................  $     225  $     140  $   (9,442) $    (469) $     (926)
Less the increase in the put value of warrants...............       (455)      (610)       (895)      (206)       (256)
                                                               ---------  ---------  ----------  ---------  ----------
Net income (loss)............................................  $    (230) $    (470) $  (10,337) $    (675) $   (1,182)
                                                               ---------  ---------  ----------  ---------  ----------
                                                               ---------  ---------  ----------  ---------  ----------
Net income (loss) per share before extraordinary item and
  cumulative effect of change in accounting principle........  $    0.06  $   (0.04) $    (0.77) $    0.05  $    (0.10)
                                                               ---------  ---------  ----------  ---------  ----------
                                                               ---------  ---------  ----------  ---------  ----------
Cumulative effect of change in accounting priciple...........  $    0.01                         $   (0.11)
                                                               ---------  ---------  ----------  ---------  ----------
                                                               ---------  ---------  ----------  ---------  ----------
Net income (loss) per share..................................  $   (0.02) $   (0.04) $    (0.88) $   (0.06) $    (0.10)
                                                               ---------  ---------  ----------  ---------  ----------
                                                               ---------  ---------  ----------  ---------  ----------
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(1) There is no difference between primary and fully diluted net income (loss)
    per share for all periods presented.